SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 30, 2007
United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2007, United Community Banks, Inc.’s (“United”) Amended and Restated 2000 Key Employee Stock Option Plan (the “Amended Equity Plan”), was approved and adopted by shareholders. The Amended Equity Plan is attached hereto as Exhibit 10.1.

A form of incentive stock option award agreement under the Amended Equity Plan is attached hereto as Exhibit 10.2. A form of non-qualified stock option award agreement under the Amended Equity Plan is attached hereto as Exhibit 10.3. A form of restricted stock unit award agreement under the Amended Equity Plan is attached hereto as Exhibit 10.4.

Also on April 25, 2007, United’s Management Incentive Plan was approved and adopted by shareholders. The Management Incentive Plan is attached hereto as Exhibit 10.5.

Item 9.01	Financial Statements and Exhibits (c) Exhibits:

10.1	Amended and Restated 2000 Key Employee Stock Option Plan.

10.2	Form of Stock Option Agreement for Incentive Stock Options issued under the Amended and Restated 2000 Key Employee Stock Option Plan.

10.3	Form of Stock Option Agreement for Non-Qualified Stock Options issued under the Amended and Restated 2000 Key Employee Stock Option Plan.

10.4	Form of Restricted Stock Unit Award Agreement issued under the Amended and Restated 2000 Key Employee Stock Option Plan.

10.5	Management Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
April 30, 2007	Executive Vice President and Chief Financial Officer

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